UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2013

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas		75001
(Address of principal executive offices)		Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

(a)   Quota Share Reinsurance Terms

On December 31, 2013, Affirmative Insurance Company (AIC), an indirectly held, wholly-owned subsidiary of Affirmative Insurance Holdings, Inc. (Company), agreed to legally-binding terms for quota share reinsurance for a twelve-month term commencing on December 31, 2013 (QS Terms) with a total of three reinsurers. The Company’s previous quota share reinsurance agreement terminated effective January 1, 2014. The QS Terms cover private passenger automobile physical damage and liability policies in force, written or renewed during the term, as follows: (i) 60.0% quota share reinsurance on all policies in the state of California in-force, written or renewed commencing on December 31, 2013 through the remainder of the term; (ii) 20.0% quota share reinsurance on policies in-force in the states of Alabama, Illinois, Louisiana and Texas on December 31, 2013; and (iii) an additional 40.0% (for 60.0% in total) quota share reinsurance on all policies in the states of Alabama, Illinois, Louisiana and Texas in-force, written or renewed commencing on January 1, 2014 through the remainder of the term.

As compensation for the foregoing reinsurance arrangement, AIC shall cede to the reinsurers the applicable percentage of the unearned portion of the gross net written premium income applicable to covered policies. AIC shall be entitled to a provisional adjustable ceding commission of 28.0% of the gross net written premium income ceded. The ceding commission may be increased or decreased based upon the ratio of losses incurred to net premiums earned; provided that the provisional ceding commission may not be decreased below a minimum of 16.0%. If the loss ratio remains within the loss slide, the reinsurers will receive a 5.0% margin. This is a 1.0% decline in margin from the previous quota share agreement.

The QS Terms described herein will be subject to customary terms and limitations to be set forth in final written documentation, which the parties are completing. Notwithstanding the otherwise binding nature of the QS Terms, the final quota share agreements will require the approval of the Illinois Department of Insurance. If such approval is not obtained by a date certain set forth in the final quota share documentation, the QS Terms will be deemed null and void since inception and any amounts previously paid to either party under said agreement shall be returned.

The foregoing description of the material QS Terms does not purport to be a complete summary of the QS Terms and is qualified in its entirety by reference to the final written agreements, which the Company anticipates will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(b)   Electronic Data Processing Equipment Sale and Leaseback

On December 31, 2013, AIC entered into a sale-leaseback transaction with an equipment finance company (Lessor), wherein AIC sold $4.85 million of computer software, software licenses and hardware used in AIC’s insurance operations (EDP Equipment) to Lessor and simultaneously entered into a capital lease for the EDP Equipment with Lessor. The lease term commenced on January 1, 2014, and continues for 18 months. During the lease term AIC is obligated to make monthly rental payments of approximately $0.3 million to Lessor. At the conclusion of the lease term, AIC may repurchase the EDP Equipment from Lessor for one dollar.

To secure AIC’s lease payment obligations, the proceeds of the sale were deposited into an escrow account where they will be held until AIC obtains an irrevocable standby letter of credit for the benefit Lessor in the amount of $5.0 million, at which time the proceeds will be released to AIC. AIC is in the process of obtaining a letter of credit and has until January 15, 2014 to do so. So long as no event of default or material adverse change in AIC’s financial condition, business prospects, management or ownership has occurred, as determined by Lessor in its sole judgment, the amount available under the letter of credit shall automatically reduce during the term of the lease.

The lease documentation contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type, including obligations relating to the use, operation and maintenance of the EDP Equipment. The lease also contains customary events of default, including nonpayment of amounts due under the lease; failure to perform or observe covenants; assignment for the benefit of creditors; bankruptcy or insolvency; material deterioration due to a change in control; or inaccuracy of representations and warranties. If an event of default occurs, the Lessor may exercise one or more remedies specified in the lease documentation, which are customary remedies for transactions of this type.

The foregoing description of the material terms of the sale-leaseback transaction does not purport to be a complete summary of the terms of the sale-leaseback transaction and is qualified in its entirety by reference to the complete text of the material sale-leaseback documents, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(c)   Credit Facility Amendments

In connection with the sale-leaseback transaction described in Item 1.01(b) hereof, the Company entered into agreements amending its $40.0 million senior secured credit facility and $10.0 million subordinated secured credit facility. The amendments to the Company’s credit facilities are effective December 30, 2013 and modify certain covenants and other provisions of the credit agreements to permit AIC to enter into the sale-leaseback transaction and to obtain a letter of credit to secure AIC’s lease obligation.

The foregoing description of the material terms of the credit facility amendments does not purport to be a complete summary of the terms of the credit facility amendments and is qualified in its entirety by reference to the complete text of the credit facility amendments, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	The disclosures set forth in Item 1.01(b), Electronic Data Processing Equipment Sale and Leaseback, of this Form 8-K are hereby incorporated by reference into this item 2.03(a).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: January 3, 2014	By:	/s/ John P. Killacky
Name: John P. Killacky
Title: Executive Vice President, General Counsel & Secretary